Exhibit 99.1

Ventas Reports 2015 Fourth Quarter and Full Year Results

  Reported 2015 Normalized FFO of $4.47 Per Diluted Share; Nine Percent Growth over 2014 on a Comparable Basis; Ahead of Prior $4.43-$4.46 Guidance
  Reported Q4 2015 Normalized FFO of $1.03 Per Diluted Share; Seven Percent Growth on a Comparable Basis
  2015 Portfolio Same-Store Cash Net Operating Income Grows 3.8 Percent
  2016 Normalized FFO Guidance Range Set at $4.07 to $4.15 Per Diluted Share, Representing Three to Five Percent Comparable Growth
  Board of Directors Declares Regular First Quarter 2016 Dividend of $0.73 Per Share

CHICAGO--(BUSINESS WIRE)--February 12, 2016--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced that reported normalized Funds From Operations (“FFO”) per diluted common share was $4.47 for the year ended December 31, 2015. Reported normalized FFO for the year ended December 31, 2015 was $1.5 billion. Weighted average diluted shares outstanding for the full year increased to 334.0 million, compared to 296.7 million in 2014.

Reported normalized FFO per diluted common share was $1.03 for the fourth quarter of 2015. Fourth quarter 2015 reported normalized FFO was $346.3 million, compared to $342.2 million for the 2014 period.

These current and prior period reported results include in discontinued operations normalized FFO from the 355 properties that are now owned by Care Capital Properties, Inc. (“CCP”) (NYSE:CCP). The spin-off of CCP as an independent, publicly traded company (the “Spin-Off”) was successfully completed on August 17, 2015. Ventas’s full year 2015 reported results include normalized FFO from those properties for the period January 1 to August 17, 2015.

Normalized FFO for the year ended December 31, 2015 grew 9 percent on a comparable basis (“Comparable”), which adjusts all current and prior periods for the effects of the Spin-Off as if the Spin-Off were completed January 1, 2014. Full-year 2015 Comparable normalized FFO totaled $1.3 billion or $3.95 cents per diluted share. Normalized FFO for the fourth quarter of 2015 grew 7 percent compared to the fourth quarter 2014 on a Comparable basis.

Track Record of Excellence Demonstrated in 2015

“Ventas continued its long track record of consistent outperformance with another exceptional year in 2015,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Our innovative and value creating spin-off of Care Capital Properties improved the quality of our diversified portfolio and our acquisition of the hospital real estate network of Ardent, a top ten hospital operator, advanced our strategy of building a formidable business in the large, growing and fragmented acute care space. At the same time, the Company delivered superior results to shareholders through 9 percent Comparable FFO per share growth and a 10 percent dividend increase (combined with CCP).

“The Ventas advantage combines our outstanding people, our leading operating partners and our diversified, high quality properties. This unique advantage has enabled us to lead the market and deliver results for shareholders for almost two decades, and gives us confidence that we will sustain our record of excellence into 2016 and beyond,” Cafaro added.

Fourth Quarter and Full Year Net Income and NAREIT FFO

Reported net income attributable to common stockholders for the year ended December 31, 2015 was $417.8 million, or $1.25 per diluted common share. Reported net income attributable to common stockholders for the year ended December 31, 2014 was $475.8 million, or $1.60 per diluted common share.

Reported net income attributable to common stockholders for the quarter ended December 31, 2015 was $124.7 million, or $0.37 per diluted common share. Reported net income attributable to common stockholders for the quarter ended December 31, 2014 was $107.2 million, or $0.36 per diluted common share.

The decrease in full year 2015 reported net income per share from 2014 net income per share is principally due to the inclusion in 2014 of a full year’s results from the properties that were spun off to CCP; higher depreciation expense; and separation and transaction costs in the current year principally related to the Spin-Off and the Ardent transactions. These factors were partially offset by higher net operating income (“NOI”) due to accretive investments and improved property performance in 2015.

Reported FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the year ended December 31, 2015 was $1.4 billion, or $4.09 per diluted common share. NAREIT FFO for the fourth quarter of 2015 was $356.9 million, or $1.06 per diluted common share.

Portfolio Performance

  For the year ended December 31, 2015, same-store cash NOI growth for the Company’s total portfolio (1,008) assets was 3.8 percent compared to 2014, in-line with previous company guidance of 3.5 to 4 percent. For the quarter ended December 31, 2015 same-store cash NOI growth for the Company’s total portfolio (1,056) assets was 1.7 percent.
  At a segment level for full year 2015: triple net same-store cash NOI grew 5.8 percent; the seniors housing operating portfolio (“SHOP”) same-store NOI grew 2.3 percent, consistent with previous guidance; and the medical office building (“MOB”) portfolio grew 2 percent.

2015 and Fourth Quarter Highlights

  Ventas completed the innovative and strategic spin-off of Care Capital Properties and acquired $1.3 billion of Ardent’s hospital real estate network, further enhancing and diversifying the Company’s high-quality portfolio and creating a platform for growth.
  The Company made $5.2 billion in acquisitions in 2015. In addition, Ventas committed to funding approximately $350 million in new development and redevelopment projects, primarily in seniors housing and medical office buildings.
  In the fourth quarter of 2015, the Company acquired $93 million in high quality MOBs that were previously managed by the Company and in which the Company had a minority interest.
  In the fourth quarter, the Company committed to funding approximately $240 million in new high-quality development and redevelopment projects, including:
    A $166 million ($150 million at the Company’s share), 233,000 square foot multi-tenant “trophy” medical office building development in a 90 / 10 joint venture with Ventas’s existing development partner, Pacific Medical Buildings. The development is located in downtown San Francisco and is connected to Sutter Health’s (AA-; Standard & Poor’s) new flagship hospital, which is currently under construction. The project is expected to be 75 percent leased upon opening.
    The redevelopment of four Atria communities totaling $86 million. The communities are located in top coastal markets including New York, San Francisco and Philadelphia.
  The Company sold 65 properties and received final repayment on loans receivable for aggregate proceeds of approximately $708 million in 2015. Of these dispositions, 8 properties were sold during the fourth quarter, generating proceeds of $105 million.
  Ventas paid its shareholders dividends of $3.04 per share in 2015. Ventas also distributed, on a tax free basis, shares of CCP valued at $8.51 per Ventas share to effectuate the Spin-Off.
  To fund new investments, Ventas issued and sold a total of 1.4 million shares of common stock in the fourth quarter for aggregate proceeds of approximately $75 million at an average gross price of $54.87 (before sales commissions) under its “at the market” equity offering program. For the full-year of 2015, Ventas issued and sold 7.2 million shares of common stock for aggregate proceeds of approximately $500 million under its “at the market” equity offering program. 5.8 million of these shares were issued prior to the Spin-Off at an average price of $72.94 (before sales commissions) and 1.4 million shares were issued following the Spin-Off at an average price of $54.87 (before sales commissions).
  The Company’s credit profile was strong at year-end, including fixed charge coverage of 4.5x, net debt to adjusted pro forma EBITDA of 6.1x, and a weighted average maturity approximating 7 years. At year-end, Ventas’s debt to total capitalization was 37 percent.

Recent Developments

  To fund new investments, Ventas issued and sold a total of 1.6 million shares of common stock since January 1, 2016 for aggregate proceeds of approximately $92 million at an average gross price of $55.88 (before sales commissions) under its “at the market” equity offering program. The Company’s fully diluted full year 2016 share count is assumed to be 340.4 million.
  Since January 1, 2016 Ventas has sold 6 properties for aggregate proceeds of approximately $61 million.
  The Company currently has a strong liquidity position, with approximately $2.0 billion available under its revolving credit facility, as well as $236 million of cash on hand.

First Quarter Dividend

The Company said today that its Board of Directors declared a dividend for the first quarter of $0.73 per share. The dividend is payable in cash on March 31, 2016 to stockholders of record on March 7, 2016.

2016 Guidance Range for Reported Normalized FFO of $4.07 to $4.15 Per Diluted Share

Ventas currently expects its 2016 reported normalized FFO per diluted share to range between $4.07 and $4.15, representing 3 to 5 percent growth over 2015 on a Comparable basis. Ventas currently expects its 2016 NAREIT reported FFO per diluted share to be between $4.13 and $4.21.

Total Company same-store cash NOI is forecast to grow 1.5 to 3 percent in 2016. Triple-net same-store cash NOI is forecast to grow 2 to 3 percent, SHOP same-store cash NOI is forecast to grow 1 to 3 percent and MOB same-store cash NOI is estimated to grow 1 to 2 percent in 2016.

The Company’s guidance assumes continued sale of assets, estimating $500 million in proceeds in 2016. The net proceeds are assumed to be reinvested in approximately $350 million in acquisitions and to fund development and redevelopment projects.

Consistent with its practice, the Company’s guidance does not include any further material investments, dispositions or capital activity. A modest reduction in leverage in 2016 to below 6x net debt to adjusted pro forma EBITDA is also assumed in its guidance. A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (877) 703-6105 (or (857) 244-7304 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 97749067, beginning at approximately 2:00 p.m. Eastern Time and will remain for 35 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, specialty hospitals and general acute care hospitals. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-location.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2015 and for the year ending December 31, 2016; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (w) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (x) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (y) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014

Assets
Real estate investments:
Land and improvements	$2,056,428	$2,068,467	$2,016,281	$1,974,013	$1,711,654
Buildings and improvements	20,309,599	20,220,624	19,247,902	19,049,345	17,420,392
Construction in progress	92,005	124,381	129,186	118,483	109,689
Acquired lease intangibles	1,344,422	1,347,493	1,214,702	1,197,567	955,035
	23,802,454	23,760,965	22,608,071	22,339,408	20,196,770
Accumulated depreciation and amortization	(4,177,234)	(3,972,544)	(3,780,388)	(3,569,773)	(3,423,780)
Net real estate property	19,625,220	19,788,421	18,827,683	18,769,635	16,772,990
Secured loans receivable and investments, net	857,112	766,707	762,312	746,793	802,881
Investments in unconsolidated real estate entities	95,707	96,208	85,461	95,147	91,872
Net real estate investments	20,578,039	20,651,336	19,675,456	19,611,575	17,667,743
Cash and cash equivalents	53,023	65,231	60,532	120,225	55,348
Escrow deposits and restricted cash	77,896	74,491	193,960	223,772	71,771
Goodwill	1,047,497	1,052,321	1,058,607	947,386	363,971
Assets held for sale	93,060	152,014	2,822,553	3,012,994	2,555,322
Other assets	412,403	418,584	395,770	452,533	451,758
Total assets	$22,261,918	$22,413,977	$24,206,878	$24,368,485	$21,165,913

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,206,996	$11,284,957	$11,456,038	$11,549,062	$10,844,351
Accrued interest	80,864	67,440	77,713	77,444	62,182
Accounts payable and other liabilities	779,380	791,556	784,547	777,595	750,657
Liabilities related to assets held for sale	34,340	48,860	225,269	222,389	237,973
Deferred income taxes	338,382	352,658	370,161	371,785	344,337
Total liabilities	12,439,962	12,545,471	12,913,728	12,998,275	12,239,500

Redeemable OP unitholder and noncontrolling interests	196,529	198,832	199,404	257,246	172,016

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 334,386; 333,027; 331,965; 330,913 and 298,478 shares issued at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively	83,579	83,238	82,982	82,718	74,656
Capital in excess of par value	11,602,838	11,523,312	12,708,898	12,616,056	10,119,306
Accumulated other comprehensive (loss) income	(7,565)	(592)	10,180	4,357	13,121
Retained earnings (deficit)	(2,111,958)	(1,992,848)	(1,772,529)	(1,660,856)	(1,526,388)
Treasury stock, 44; 61; 28; 32 and 7 shares at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively	(2,567)	(3,675)	(2,048)	(2,385)	(511)
Total Ventas stockholders' equity	9,564,327	9,609,435	11,027,483	11,039,890	8,680,184
Noncontrolling interest	61,100	60,239	66,263	73,074	74,213
Total equity	9,625,427	9,669,674	11,093,746	11,112,964	8,754,397
Total liabilities and equity	$22,261,918	$22,413,977	$24,206,878	$24,368,485	$21,165,913

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2015 and 2014
(In thousands, except per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Rental income:
Triple-net leased	$208,210	$174,500	$779,801	$674,547
Medical office buildings	145,958	116,968	566,245	463,910
	354,168	291,468	1,346,046	1,138,457
Resident fees and services	454,871	411,170	1,811,255	1,552,951
Medical office building and other services revenue	11,541	11,124	41,492	29,364
Income from loans and investments	20,361	14,876	86,553	51,778
Interest and other income	333	3,452	1,052	4,263
Total revenues	841,274	732,090	3,286,398	2,776,813
Expenses:
Interest	103,692	77,948	367,114	292,065
Depreciation and amortization	236,795	218,049	894,057	725,216
Property-level operating expenses:
Senior living	307,261	273,563	1,209,415	1,036,556
Medical office buildings	45,073	38,811	174,225	158,832
	352,334	312,374	1,383,640	1,195,388
Medical office building services costs	7,467	7,527	26,565	17,092
General, administrative and professional fees	27,636	28,106	128,035	121,738
(Gain) loss on extinguishment of debt, net	(486)	485	14,411	5,564
Merger-related expenses and deal costs	(2,079)	7,360	102,944	43,304
Other	4,009	7,673	17,957	25,743
Total expenses	729,368	659,522	2,934,723	2,426,110
Income before loss from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	111,906	72,568	351,675	350,703
Loss from unconsolidated entities	(223)	(688)	(1,420)	(139)
Income tax benefit	11,548	13,552	39,284	8,732
Income from continuing operations	123,231	85,432	389,539	359,296
Discontinued operations	(2,331)	20,709	11,103	99,735
Gain on real estate dispositions	4,160	1,456	18,580	17,970
Net income	125,060	107,597	419,222	477,001
Net income attributable to noncontrolling interest	332	407	1,379	1,234
Net income attributable to common stockholders	$124,728	$107,190	$417,843	$475,767
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.38	$0.29	$1.23	$1.28
Discontinued operations	(0.01)	0.07	0.03	0.34
Net income attributable to common stockholders	$0.37	$0.36	$1.26	$1.62
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.38	$0.29	$1.22	$1.26
Discontinued operations	(0.01)	0.07	0.03	0.34
Net income attributable to common stockholders	$0.37	$0.36	$1.25	$1.60

Weighted average shares used in computing earnings per common share:
Basic	332,914	294,810	330,311	294,175
Diluted	336,406	297,480	334,007	296,677

Dividends declared per common share	$0.73	$0.79	$3.04	$2.965

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2015 Quarters				2014 Fourth
	Fourth	Third	Second	First	Quarter

Revenues:
Rental income:
Triple-net leased	$208,210	$201,028	$182,006	$188,557	$174,500
Medical office buildings	145,958	142,755	140,472	137,060	116,968
	354,168	343,783	322,478	325,617	291,468
Resident fees and services	454,871	454,825	454,645	446,914	411,170
Medical office building and other services revenue	11,541	10,000	9,408	10,543	11,124
Income from loans and investments	20,361	18,924	25,215	22,053	14,876
Interest and other income	333	74	174	471	3,452
Total revenues	841,274	827,606	811,920	805,598	732,090

Expenses:
Interest	103,692	97,135	83,959	82,328	77,948
Depreciation and amortization	236,795	226,332	214,711	216,219	218,049
Property-level operating expenses:
Senior living	307,261	304,540	299,252	298,362	273,563
Medical office buildings	45,073	43,305	43,410	42,437	38,811
	352,334	347,845	342,662	340,799	312,374
Medical office building services costs	7,467	6,416	5,764	6,918	7,527
General, administrative and professional fees	27,636	32,114	33,959	34,326	28,106
(Gain) loss on extinguishment of debt, net	(486)	15,331	(455)	21	485
Merger-related expenses and deal costs	(2,079)	62,145	12,265	30,613	7,360
Other	4,009	4,795	4,279	4,874	7,673
Total expenses	729,368	792,113	697,144	716,098	659,522

Income before (loss) income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	111,906	35,493	114,776	89,500	72,568
(Loss) income from unconsolidated entities	(223)	(955)	9	(251)	(688)
Income tax benefit	11,548	10,697	9,789	7,250	13,552
Income from continuing operations	123,231	45,235	124,574	96,499	85,432
Discontinued operations	(2,331)	(22,383)	18,243	17,574	20,709
Gain on real estate dispositions	4,160	265	7,469	6,686	1,456
Net income	125,060	23,117	150,286	120,759	107,597
Net income attributable to noncontrolling interest	332	265	465	317	407
Net income attributable to common stockholders	$124,728	$22,852	$149,821	$120,442	$107,190

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.38	$0.14	$0.39	$0.32	$0.29
Discontinued operations	(0.01)	(0.07)	0.06	0.05	0.07
Net income attributable to common stockholders	$0.37	$0.07	$0.45	$0.37	$0.36
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.38	$0.14	$0.40	$0.32	$0.29
Discontinued operations	(0.01)	(0.07)	0.05	0.05	0.07
Net income attributable to common stockholders	$0.37	$0.07	$0.45	$0.37	$0.36

Weighted average shares used in computing earnings per common share:
Basic	332,914	332,491	330,715	325,454	294,810
Diluted	336,406	336,338	334,026	329,203	297,480

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2015 and 2014
(In thousands)
	2015	2014
Cash flows from operating activities:
Net income	$419,222	$477,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	973,663	828,467
Amortization of deferred revenue and lease intangibles, net	(24,129)	(18,871)
Other non-cash amortization	5,448	(312)
Stock-based compensation	19,537	20,994
Straight-lining of rental income, net	(33,792)	(38,687)
Loss on extinguishment of debt, net	14,411	5,564
Gain on real estate dispositions (including amounts in discontinued operations)	(18,811)	(19,183)
Gain on real estate loan investments	—	(1,455)
Gain on sale of marketable securities	(5,800)	—
Income tax benefit	(42,384)	(9,431)
Loss from unconsolidated entities	1,244	139
Loss on re-measurement of equity interest upon acquisition, net	176	—
Distributions from unconsolidated entities	23,462	6,508
Other	6,517	9,416
Changes in operating assets and liabilities:
Decrease in other assets	42,316	5,317
Increase in accrued interest	19,995	7,958
Decrease in accounts payable and other liabilities	(9,308)	(18,580)
Net cash provided by operating activities	1,391,767	1,254,845
Cash flows from investing activities:
Net investment in real estate property	(2,650,788)	(1,468,286)
Investment in loans receivable and other	(171,144)	(498,992)
Proceeds from real estate disposals	492,408	118,246
Proceeds from loans receivable	109,176	73,557
Purchase of marketable securities	—	(96,689)
Proceeds from sale or maturity of marketable securities	76,800	21,689
Funds held in escrow for future development expenditures	4,003	4,590
Development project expenditures	(119,674)	(106,988)
Capital expenditures	(107,487)	(87,454)
Investment in unconsolidated operating entity	(26,282)	—
Other	(30,704)	(14,713)
Net cash used in investing activities	(2,423,692)	(2,055,040)
Cash flows from financing activities:
Net change in borrowings under credit facility	(723,457)	540,203
Net cash impact of CCP Spin-off	(128,749)	—
Proceeds from debt	2,512,747	2,007,707
Proceeds from debt related to CCP Spin-off	1,400,000	—
Repayment of debt	(1,435,596)	(1,151,395)
Purchase of noncontrolling interest	(3,819)	—
Payment of deferred financing costs	(24,665)	(14,220)
Issuance of common stock, net	491,023	242,107
Cash distribution to common stockholders	(1,003,413)	(875,614)
Cash distribution to redeemable OP unitholders	(15,095)	(5,762)
Purchases of redeemable OP units	(33,188)	(503)
Contributions from noncontrolling interest	—	491
Distributions to noncontrolling interest	(12,649)	(9,559)
Other	6,983	24,602
Net cash provided by financing activities	1,030,122	758,057
Net decrease in cash and cash equivalents	(1,803)	(42,138)
Effect of foreign currency translation on cash and cash equivalents	(522)	2,670
Cash and cash equivalents at beginning of period	55,348	94,816
Cash and cash equivalents at end of period	$53,023	$55,348

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,565,960	$370,741
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(8,911)	—
Other assets acquired	20,090	15,280
Debt assumed	177,857	241,076
Other liabilities	54,459	24,039
Deferred income tax liability	52,153	110,728
Noncontrolling interests	88,085	—
Equity issued	2,204,585	10,178
Non-cash impact of CCP Spin-Off	1,256,404	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2015 Quarters				2014 Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$125,060	$23,117	$150,286	$120,759	$107,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	236,793	240,210	249,207	247,453	241,291
Amortization of deferred revenue and lease intangibles, net	(4,817)	(5,682)	(7,027)	(6,603)	(4,096)
Other non-cash amortization	2,397	2,142	1,428	(519)	304
Stock-based compensation	3,476	4,869	4,885	6,307	4,202
Straight-lining of rental income, net	(8,674)	(8,357)	(8,082)	(8,679)	(9,043)
(Gain) loss on extinguishment of debt, net	(486)	15,331	(455)	21	485
Gain on real estate dispositions (including amounts in discontinued operations)	(4,162)	(217)	(7,746)	(6,686)	(1,457)
Gain on real estate loan investments	—	—	—	—	(1,206)
Gain on sale of marketable securities	—	—	(5,800)	—	—
Income tax benefit	(11,667)	(12,477)	(10,390)	(7,850)	(13,851)
Loss (income) from unconsolidated entities	47	955	(9)	251	688
Loss on re-measurement of equity interest upon acquisition, net	176	—	—	—	—
Distributions from unconsolidated entities	2,912	5,577	14,324	649	1,121
Other	3,241	170	847	2,259	1,067
Changes in operating assets and liabilities:
Decrease (increase) in other assets	31,152	20,875	(14,326)	4,615	8,623
Increase (decrease) in accrued interest	13,657	(9,770)	316	15,792	(6,877)
(Decrease) increase in accounts payable and other liabilities	(19,383)	27,578	6,097	(23,600)	6,025
Net cash provided by operating activities	369,722	304,321	373,555	344,169	334,873
Cash flows from investing activities:
Net investment in real estate property	(93,800)	(1,303,078)	(181,371)	(1,072,539)	(284,250)
Investment in loans receivable and other	(96,758)	(18,727)	(16,086)	(39,573)	(432,556)
Proceeds from real estate disposals	82,775	136,442	106,850	166,341	5,500
Proceeds from loans receivable	2,267	13,634	1,219	92,056	17,984
Purchase of marketable securities	—	—	—	—	(50,000)
Proceeds from sale or maturity of marketable securities	—	19,575	57,225	—	—
Funds held in escrow for future development expenditures	—	—	—	4,003	1,988
Development project expenditures	(29,216)	(27,828)	(29,163)	(33,467)	(35,613)
Capital expenditures	(31,675)	(32,383)	(22,258)	(21,171)	(31,219)
Investment in unconsolidated operating entity	—	(26,282)	—	—	—
Other	(2,720)	(19,171)	(4,633)	(4,180)	(10,704)
Net cash used in investing activities	(169,127)	(1,257,818)	(88,217)	(908,530)	(818,870)
Cash flows from financing activities:
Net change in borrowings under credit facility	66,949	(469,072)	131,563	(452,897)	693,887
Net cash impact of CCP Spin-off	—	(128,749)	—	—	—
Proceeds from debt	1,686	1,403,090	15,138	1,092,833	—
Proceeds from debt related to CCP Spin-off	—	1,400,000	—	—	—
Repayment of debt	(106,526)	(1,050,628)	(253,795)	(24,647)	(246,278)
Purchase of noncontrolling interest	—	(3)	(1,156)	(2,660)	—
Payment of deferred financing costs	(772)	(9,285)	(173)	(14,435)	726
Issuance of common stock, net	73,205	65,651	66,840	285,327	242,107
Cash distribution to common stockholders	(243,838)	(243,171)	(261,494)	(254,910)	(235,200)
Cash distribution to redeemable OP unitholders	(2,319)	(8,079)	(2,332)	(2,365)	(1,548)
Purchases of redeemable OP units	—	—	(32,619)	(569)	(503)
Contributions from noncontrolling interest	—	—	—	—	491
Distributions to noncontrolling interest	(1,399)	(1,783)	(7,645)	(1,822)	(2,799)
Other	494	561	238	5,690	25,153
Net cash (used in) provided by financing activities	(212,520)	958,532	(345,435)	629,545	476,036
Net (decrease) increase in cash and cash equivalents	(11,925)	5,035	(60,097)	64,535	(7,961)
Effect of foreign currency translation on cash and cash equivalents	(283)	(336)	404	(307)	(1,286)
Cash and cash equivalents at beginning of period	65,231	60,532	120,225	55,348	64,595
Cash and cash equivalents at end of period	$53,023	$65,231	$60,532	$119,576	$55,348

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	2015 Quarters				2014 Fourth
	Fourth	Third	Second	First	Quarter
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$(1,190)	$3,649	$20,672	$2,542,829	$16,746
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	(8,911)	—	—
Other assets acquired	(131)	3,716	(206)	16,711	11,597
Debt assumed	—	—	—	177,857	12,926
Other liabilities	(3,478)	8,149	4,052	45,736	4,598
Deferred income tax liability	1,317	(784)	7,503	44,117	641
Noncontrolling interests	840	—	—	87,245	—
Equity issued	—	—	—	2,204,585	10,178
Non-cash impact of CCP Spin-Off	—	1,256,404	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings[1]
(Dollars in thousands, except per share amounts)

								YOY
	2014		2015					Growth
	Q4	FY	Q1	Q2	Q3	Q4	YTD	'14-'15
Net income attributable to common stockholders [2]	$107,190	$475,767	$120,442	$149,821	$22,852	$124,728	$417,843
Net income attributable to common stockholders per share [2]	$0.36	$1.60	$0.37	$0.45	$0.07	$0.37	$1.25

Adjustments:
Depreciation and amortization on real estate assets	216,239	718,649	214,429	212,908	224,688	235,101	887,126
Depreciation on real estate assets related to noncontrolling interest	(2,506)	(10,314)	(2,052)	(1,964)	(1,964)	(1,926)	(7,906)
Depreciation on real estate assets related to unconsolidated entities	1,332	5,792	1,462	1,464	1,445	2,982	7,353
Loss on re-measurement of equity interest upon acquisition, net	—	—	—	—	—	176	176
Gain on real estate dispositions	(1,456)	(17,970)	(6,686)	(7,469)	(265)	(4,160)	(18,580)
Discontinued operations:
(Gain) loss on real estate dispositions	(52)	(1,494)	—	(277)	48	17	(212)
Depreciation and amortization on real estate assets	23,241	103,250	31,234	34,496	13,878	—	79,608
Subtotal: FFO add-backs	236,798	797,913	238,387	239,158	237,830	232,190	947,565
Subtotal: FFO add-backs per share	$0.80	$2.69	$0.72	$0.72	$0.71	$0.69	$2.84
FFO (NAREIT) attributable to common stockholders	$343,988	$1,273,680	$358,829	$388,979	$260,682	$356,918	$1,365,408	7%
FFO (NAREIT) attributable to common stockholders per share	$1.16	$4.29	$1.09	$1.16	$0.78	$1.06	$4.09	(5%)

Adjustments:
Change in fair value of financial instruments	485	5,121	(46)	70	(18)	454	460
Non-cash income tax benefit	(13,851)	(9,431)	(7,850)	(10,389)	(12,477)	(11,668)	(42,384)
Loss (gain) on extinguishment of debt, net	485	5,013	21	(39)	16,301	(486)	15,797
Merger-related expenses, deal costs and re-audit costs	10,625	54,389	36,002	15,135	100,548	659	152,344
Amortization of other intangibles	480	1,246	591	591	438	438	2,058
Subtotal: normalized FFO add-backs	(1,776)	56,338	28,718	5,368	104,792	(10,603)	128,275
Subtotal: normalized FFO add-backs per share	$(0.01)	$0.19	$0.09	$0.02	$0.31	$(0.03)	$0.38
Normalized FFO attributable to common stockholders	$342,212	$1,330,018	$387,547	$394,347	$365,474	$346,315	$1,493,683	12%
Normalized FFO attributable to common stockholders per share	$1.15	$4.48	$1.18	$1.18	$1.09	$1.03	$4.47	(0%)
Adjusted: Normalized FFO from CCP spin-off	(57,051)	(250,100)	(68,701)	(69,306)	(35,393)	—	(173,400)
Adjusted Normalized FFO from CCP spin-off per share	$(0.19)	$(0.84)	$(0.21)	$(0.21)	$(0.11)	$—	$(0.52)
Comparable Normalized FFO attributable to common stockholders	$285,161	$1,079,918	$318,846	$325,041	$330,081	$346,315	$1,320,283	22%
Comparable Normalized FFO attributable to common stockholders per share	$0.96	$3.64	$0.97	$0.97	$0.98	$1.03	$3.95	9%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,096)	(18,871)	(6,603)	(7,027)	(5,682)	(4,817)	(24,129)
Other non-cash amortization, including fair market value of debt	304	(312)	(519)	1,428	2,142	2,397	5,448
Stock-based compensation	4,202	20,994	6,307	4,885	4,869	3,476	19,537
Straight-lining of rental income, net	(9,043)	(38,687)	(8,679)	(8,082)	(8,357)	(8,674)	(33,792)
Subtotal: non-cash items included in normalized FFO	(8,633)	(36,876)	(9,494)	(8,796)	(7,028)	(7,618)	(32,936)
Capital expenditures	(32,527)	(92,928)	(22,148)	(23,520)	(33,536)	(33,496)	(112,700)
Normalized FAD attributable to common stockholders	$301,052	$1,200,214	$355,905	$362,031	$324,910	$305,201	$1,348,047	12%
Normalized FAD attributable to common stockholders per share	$1.01	$4.05	$1.08	$1.08	$0.97	$0.91	$4.04	(0%)
Adjusted: Normalized FAD from CCP spin-off	(51,535)	(230,477)	(61,014)	(64,080)	(29,987)	—	(155,081)
Adjusted: Normalized FAD from CCP spin-off per share	$(0.17)	$(0.78)	$(0.19)	$(0.19)	$(0.09)	$—	$(0.46)
Comparable Normalized FAD attributable to common stockholders [3]	$249,517	$969,737	$294,891	$297,951	$294,923	$305,201	$1,192,966	23%
Comparable Normalized FAD attributable to common stockholders per share [3]	$0.84	$3.27	$0.90	$0.89	$0.88	$0.91	$3.57	9%
Merger-related expenses, deal costs and re-audit costs	(10,625)	(54,389)	(36,002)	(15,135)	(100,548)	(659)	(152,344)
FAD attributable to common stockholders	$290,427	$1,145,825	$319,903	$346,896	$224,362	$304,542	$1,195,703	4%
FAD attributable to common stockholders per share	$0.98	$3.86	$0.97	$1.04	$0.67	$0.91	$3.58	(7%)
Adjusted: FAD from CCP spin-off	(50,952)	(228,730)	(56,454)	(61,760)	7,204	2,333	(108,677)
Adjusted FAD from CCP spin-off per share	$(0.17)	$(0.77)	$(0.17)	$(0.18)	$0.02	$0.01	$(0.33)
Comparable FAD attributable to common stockholders	$239,475	$917,095	$263,449	$285,136	$231,566	$306,875	$1,087,026	19%
Comparable FAD attributable to common stockholders per share	$0.81	$3.09	$0.80	$0.85	$0.69	$0.91	$3.25	5%
Weighted average diluted shares	297,480	296,677	329,203	334,026	336,338	336,406	334,007

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

2 CCP impacts calculated based on net income related to discontinued operations, less the de minimis share of discontinued operations net income not related to CCP assets, assuming (a) G&A of $2.5 million in Q4’14 ($0.01 per share), $10.0 million for the full-year of 2014 ($0.03 per share), $2.5 million in Q1’15 and Q2’15 ($0.01 per share per quarter), and $1.3 million in Q3’15 ($0.00 per share) and (b) interest expense of $6.5 million in Q4’14 ($0.02 per share), $26.1 million for the full-year 2014 ($0.09 per share), $6.9 million in Q1’15 and Q2’15 ($0.02 per share per quarter), and $4.3 million in Q3’15 ($0.01 per share); these adjustments differ from the respective amounts found in discontinued operations.

3 Q1’14, Q2’14 and Q3'14 Comparable Normalized FAD represents $235,126 / $0.79 per share, $238,724 / $0.80 per share and $223,530 / $0.75 per share, respectively.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Shareholders [1]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2016 - Guidance		2016 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$645	$664	$1.89	$1.95

Depreciation and Amortization Adjustments	867	907	2.55	2.67
Other Adjustments [2]	(107)	(139)	(0.31)	(0.41)

FFO (NAREIT) Attributable to Common Stockholders	$1,405	$1,432	$4.13	$4.21

Merger-Related Expenses, Deal Costs and Re-Audit Costs	5	10	0.01	0.03
Other Adjustments [2]	(26)	(30)	(0.07)	(0.09)

Normalized FFO Attributable to Common Stockholders	$1,384	$1,412	$4.07	$4.15
% Year-Over-Year Comparable Growth			3%	5%

Capital expenditures	(120)	(130)	(0.35)	(0.38)
Other Adjustments [2]	(15)	(17)	(0.04)	(0.05)

Normalized FAD Attributable to Common Stockholders	$1,249	$1,265	$3.67	$3.72
% Year-Over-Year Comparable Growth			3%	4%

Merger-Related Expense, Deal Costs and Re-Audit Costs	(5)	(10)	(0.01)	(0.03)
Other Adjustments [2]	1	1	0.00	0.00

FAD Attributable to Common Stockholders	$1,245	$1,256	$3.66	$3.69
% Year-Over-Year Comparable Growth			13%	14%

Weighted Average Diluted Shares	340,357	340,357
[1]	Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[2]	See Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings table for detailed breakout of “other adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2015, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities (excluding cash distributions), merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains on real estate activity, gains or losses on re-measurement of equity interest upon acquisition and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$124,728
Pro forma adjustments for current period investments, capital transactions and dispositions	1,456
Pro forma net income for the three months ended December 31, 2015	126,184
Add back:
Pro forma interest	103,269
Pro forma depreciation and amortization	239,204
Stock-based compensation	3,476
Gain on real estate dispositions	(4,162)
Gain on extinguishment of debt, net	(486)
Loss from unconsolidated entities	223
Noncontrolling interest	332
Loss on re-measurement of equity interest upon acquisition, net	176
Income tax benefit	(11,548)
Change in fair value of financial instruments	454
Other taxes	494
Merger-related expenses, deal costs and re-audit costs	(414)
Adjusted Pro Forma EBITDA	457,202
Adjusted Pro Forma EBITDA annualized	$1,828,808

As of December 31, 2015:
Debt	$11,206,996
Cash, adjusted for cash escrows pertaining to debt	(74,246)
Net debt	$11,132,750

Net debt to Adjusted Pro Forma EBITDA	6.1	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2015 Quarters				2014 Fourth
	Fourth	Third	Second	First	Quarter
Revenues

Triple-Net
Triple-Net Rental Income	$208,210	$201,028	$182,006	$188,557	$174,500

Medical Office Buildings
Medical Office - Stabilized	135,642	130,573	129,145	123,210	104,170
Medical Office - Lease up	7,176	8,611	8,129	8,429	6,675
Medical Office - Other	3,140	3,571	3,198	5,421	6,123
Total Medical Office Buildings - Rental Income	145,958	142,755	140,472	137,060	116,968
Total Rental Income	354,168	343,783	322,478	325,617	291,468

Medical Office Building Services Revenue	9,370	8,459	7,749	8,858	9,218
Total Medical Office Buildings - Revenue	155,328	151,214	148,221	145,918	126,186

Triple-Net Services Revenue	1,147	1,011	1,139	1,136	1,136
Non-Segment Services Revenue	1,024	530	520	549	770
Total Medical Office Building and Other Services Revenue	11,541	10,000	9,408	10,543	11,124

Seniors Housing Operating
Seniors Housing - Stabilized	438,649	437,816	438,110	431,890	398,855
Seniors Housing - Lease up	16,222	17,009	16,535	15,024	12,083
Seniors Housing - Other	—	—	—	—	232
Total Resident Fees and Services	454,871	454,825	454,645	446,914	411,170

Non-Segment Income from Loans and Investments	20,361	18,924	25,215	22,053	14,876
Total Revenues, excluding Interest and Other Income	840,941	827,532	811,746	805,127	728,638

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	43,095	38,593	38,490	36,808	33,332
Medical Office - Lease up	3,235	3,013	3,087	3,242	2,509
Medical Office - Other	(1,257)	1,699	1,833	2,387	2,970
Total Medical Office Buildings	45,073	43,305	43,410	42,437	38,811

Seniors Housing Operating
Seniors Housing - Stabilized	294,288	290,619	286,321	286,277	262,915
Seniors Housing - Lease up	12,973	13,921	12,931	12,085	10,421
Seniors Housing - Other	—	—	—	—	227
Total Seniors Housing	307,261	304,540	299,252	298,362	273,563
Total Property-Level Operating Expenses	352,334	347,845	342,662	340,799	312,374

Medical Office Building Services Costs	7,467	6,416	5,764	6,918	7,527

Net Operating Income

Triple-Net
Triple-Net Properties	208,210	201,028	182,006	188,557	174,500
Triple-Net Services Revenue	1,147	1,011	1,139	1,136	1,136
Total Triple-Net	209,357	202,039	183,145	189,693	175,636

Medical Office Buildings
Medical Office - Stabilized	92,547	91,980	90,655	86,402	70,838
Medical Office - Lease up	3,941	5,598	5,042	5,187	4,166
Medical Office - Other	4,397	1,872	1,365	3,034	3,153
Medical Office Building Services	1,903	2,043	1,985	1,940	1,691
Total Medical Office Buildings	102,788	101,493	99,047	96,563	79,848

Seniors Housing Operating
Seniors Housing - Stabilized	144,361	147,197	151,789	145,613	135,940
Seniors Housing - Lease up	3,249	3,088	3,604	2,939	1,662
Seniors Housing - Other	—	—	—	—	5
Total Seniors Housing	147,610	150,285	155,393	148,552	137,607
Non-Segment	21,385	19,454	25,735	22,602	15,646
Net Operating Income	$481,140	$473,271	$463,320	$457,410	$408,737

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net Operating Income	$481,140	$408,737	$1,875,141	$1,560,070

Adjustments:
Lease Modification Fee	—	—	5,200	—
NOI Not Included in Same-Store	(79,080)	(18,552)	(343,815)	(112,301)
Straight-Lining of Rental Income	(8,674)	(9,008)	(33,721)	(38,553)
Non-Cash Rental Income	(4,163)	(947)	(15,456)	(4,674)
Non-Segment NOI	(21,385)	(15,644)	(89,176)	(54,048)
Constant Currency Adjustment	—	(2,874)	—	(3,193)
	(113,302)	(47,025)	(476,968)	(212,769)

Constant Currency NOI as Reported	$367,838	$361,712	$1,398,173	$1,347,301

Percentage Increase		1.7%		3.8%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Triple-Net Portfolio Same-Store Constant Currency Cash NOI

	For the Year Ended
	December 31,
	2015	2014

Net Operating Income	$784,234	$679,112

Adjustments:
Lease Modification Fee	5,200	—
NOI Not Included in Same-Store	(129,030)	(55,291)
Straight-Lining of Rental Income	(18,964)	(26,473)
Non-Cash Rental Income	(18,681)	(8,840)
	(161,475)	(90,604)

Constant Currency NOI as Reported	$622,759	$588,508

Percentage Increase		5.8%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Constant Currency Cash NOI

	For the Year Ended
	December 31,
	2015	2014

Net Operating Income	$601,840	$516,395

Less:
NOI Not Included in Same-Store	(109,706)	(32,203)
Constant Currency Adjustment	—	(3,193)
	(109,706)	(35,396)

Constant Currency NOI as Reported	$492,134	$480,999

Percentage Increase		2.3%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

MOB Portfolio Same-Store Constant Currency Cash NOI

	For the Year Ended
	December 31,
	2015	2014

Net Operating Income	$399,891	$310,515

Adjustments:
NOI Not Included in Same-Store	(105,079)	(24,807)
Straight-Lining of Rental Income	(14,758)	(12,080)
Non-Cash Rental Income	3,225	4,166
	(116,612)	(32,721)

Constant Currency NOI as Reported	$283,279	$277,794

Percentage Increase		2.0%

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS